Contacts:  Media:  James Mahoney                         Investor:  John Kahwaty
                   (617) 346-5472                        (617) 434-3650


THIRD QUARTER EARNINGS RISE 41% TO $711 MILLION EARNINGS PER SHARE OF $.74 DIVIDEND INCREASED BY 11%

     Boston, Massachusetts, October 20, 1999: Fleet Boston Corporation (FLT-NYSE) today reported net income of $711 million, or $.74 per diluted share, for the third quarter of 1999, a 41% increase compared with net income of $506 million, or $.52 per diluted share, earned in the third quarter of 1998. Return on assets and return on equity were 1.50% and 19.55%, respectively, for the third quarter of 1999 compared to 1.17% and 15.03%, respectively, for the third quarter of 1998. For the nine month period ending September 30, 1999, the corporation earned $2.1 billion, or $2.15 per diluted share, up 22% compared to $1.7 billion, or $1.76 per diluted share, for the same period of 1998. The current and prior period results have been presented on a supplemental basis and restated to reflect the merger of Fleet Financial Group and BankBoston which was accounted for using the pooling of interests method. Fleet Boston also announced today an 11% increase in its quarterly dividend to $.30 per share for shareholders of record on December 3, 1999.

     "We are very pleased to have completed the merger of these two great institutions," commented Terrence Murray, Fleet Boston's chairman and chief executive officer. "This quarter's results clearly demonstrate the diversification and power of Fleet Boston. Our integration is well advanced and we are poised to capitalize on the complementary and unique strengths of each company. We have leading positions in those businesses needed to succeed in the global marketplace. We expect to create considerable value for our shareholders as we do the job for our customers, communities and employees."

     "Both companies came into the merger with excellent momentum and we didn't miss a beat in the third quarter," said Chad Gifford, Fleet Boston's president and chief operating officer. "Our financial performance was marked by strong double-digit earnings growth, solid returns, and balance sheet strength. All aspects of our operations - regional, national, and global - are performing well. We are determined to execute to the full potential of our new company and expect to deliver consistent, high quality results to our shareholders."

Financial Highlights

     Net interest income totaled $1.7 billion during the third quarter of 1999, up $105 million from the third quarter of 1998. The increase was principally attributable to strong growth of interest earning assets, the purchase of Sanwa Business Credit earlier this year, and growth in Latin America, primarily from wider spreads. The corporation's net interest margin was 4.21% down 12 basis points from the third quarter of 1998, related principally to the growth of the commercial loan portfolio at lower spreads. Net interest income and net interest margin were $5.1 billion and 4.27%, respectively, for the nine month period ending September 30, 1999 and $4.8 billion and 4.40%, respectively, for the same period in 1998.

     Noninterest income in the third quarter of 1999 totaled $1.7 billion, up 37%, or $460 million from the same period in 1998, due primarily to strong gains in the capital markets, investment services and credit card revenue categories. Capital markets revenue doubled to $471 million as a result of robust gains in market-making revenue from the corporation's equity specialists business, strong private equity gains, as well as higher investment banking fees at Robertson Stephens. Investment services revenue increased 22% to $363 million driven by strong transactional volume, which benefited the corporation's brokerage and clearing units at Quick & Reilly. Credit card revenue increased $58 million over the prior year's third quarter, which was attributable to the acquisition of various credit card portfolios during 1998 and a decline in charge-offs within the securitized portfolio. For the nine month period ending September 30, 1999, noninterest income jumped 32% to $5.0 billion when compared to $3.8 billion for the same period of 1998, as the corporation continues to experience robust growth in all major business lines as well as the benefit of a number of acquisitions, principally Robertson Stephens.

     Noninterest expense in the third quarter of 1999 totaled $2.0 billion, up $184 million from the third quarter of 1998. The increase was due primarily to the impact of various acquisitions, including Robertson Stephens and Sanwa, in addition to incentive- and volume-related increases in compensation at many of Fleet Boston's businesses that delivered strong revenue growth. In the third quarter of 1998, the corporation incurred $80 million of costs associated with the acquisition of Robertson Stephens and $45 million of charges related to the realignment of other businesses. Noninterest expense increased to $6.0 billion for the first nine months of 1999 when compared to $5.2 billion for the same period of 1998 as a result of various acquisitions made throughout 1998 and 1999 as well as an increase in incentive compensation driven by higher revenue.

     Fleet Boston is Year 2000 ready. All of Fleet Boston's internal systems have been successfully remediated, tested and placed back into production. Year 2000 expenses for the third quarter were $18 million and $201 million since the inception of the project. Focus areas for the remainder of 1999 include: vendor management, contingency planning, borrower readiness and communications with customers.

     Nonperforming assets were $786 million, .66% of total loans at the end of the third quarter of 1999, an increase of $102 million over the past year as a result of additions in the commercial and industrial portfolio, coupled with the acquisition of Sanwa Business Credit. Net charge-offs and the provision for credit losses were both $228 million in the third quarter, higher than the third quarter of 1998 due to the acquisition of various credit card portfolios and Sanwa Business Credit, as well as higher credit losses in the commercial portfolio. The reserve for credit losses was $2.5 billion at September 30, 1999, and represents 2.10% of total loans and 341% of nonperforming loans.

     Total assets at September 30, 1999 were $185.3 billion, up $7 billion from December 31, 1998. Stockholders' equity amounted to $15.5 billion at September 30, 1999, an increase of $1.3 billion from year end.

                                       ###

                                        FLEET BOSTON CORPORATION
                                 SUPPLEMENTAL SELECTED FINANCIAL HIGHLIGHTS
                                             (Unaudited)

                                                                          THREE MONTHS ENDED                   NINE MONTHS ENDED

                                                    September 30,     June 30,        September 30,    September 30,  September 30,
                                                        1999            1999             1998             1999            1998

For the Period ($ in millions)
Net Income                                           $   711          $   700        $    506          $  2,072        $ 1,702
Total Revenue                                          3,406            3,467           2,841            10,112          8,568
Total Expense                                          2,016            2,081           1,832             6,032          5,159
Provision for Credit Losses                              228              241             180               688            590

Per Common Share (a)
Diluted earnings per share                           $   .74          $   .72        $    .52          $   2.15        $  1.76
Basic earnings per share                                 .76              .74             .54              2.20           1.81
Cash dividends declared                                  .27              .27            .245               .81           .735
Book value (period-end)                                16.01            15.31           14.38             16.01          14.38

At Period-End ($ in billions)
Assets                                               $ 185.3          $ 184.5        $  173.3          $  185.3        $ 173.3
Loans                                                  119.8            117.0           113.9             119.8          113.9
Deposits                                               113.2            115.4           112.4             113.2          112.4
Total stockholders' equity                              15.5             14.8            13.9              15.5           13.9

Operating Ratios
Return on average assets                                1.50%            1.48%           1.17%             1.47%          1.35%
Return on common equity                                19.55            19.78           15.03             19.42          17.45
Net interest margin                                     4.21             4.25            4.33              4.27           4.40
Efficiency ratio (b)                                    59.2             60.5            59.4              59.8           58.0
Total equity/assets (period-end)                         8.3              8.0             8.0               8.3            8.0
Tier 1 risk-based capital ratio                          7.1              7.1             6.9               7.1            6.9
Total risk-based capital ratio                          11.3             11.5            11.3              11.3           11.3

Asset Quality ($ in millions)
Nonperforming assets                                 $   786          $   704        $    684          $    786        $   684
Reserve for credit losses                              2,515            2,515           2,292             2,515          2,292
Nonperforming assets as a % of loans                     .66%             .60%            .60%              .66%           .60%
Nonperforming assets as a % of total assets              .42              .38             .39               .42            .39
Reserve for credit losses to period-end loans           2.10             2.15            2.01              2.10           2.01
Reserve for credit losses to nonperforming loans         341              374             358               341            358
Net charge-offs/average loans                            .76              .71             .63               .74            .71


(a) All common share data for all periods presented reflects the two-for-one common stock split which was effective during 1998.

(b) The efficiency ratio excludes the impact of merger-related charges and other special items.

                                       FLEET BOSTON CORPORATION
                              SUPPLEMENTAL CONSOLIDATED INCOME STATEMENTS
                                          ($ in millions)
                                            (Unaudited)


                THREE MONTHS ENDED                                                                NINE MONTHS ENDED

September 30,       June 30,       September 30,                                               September 30,  September 30,
   1999              1999             1998                                                         1999          1998
   ----              ----             ----                                                         ----          ----

 $1,714             $1,716           $1,609  Net interest income (FTE)                            $ 5,111     $ 4,780
                                             Noninterest income:
    471               503               231          Capital markets revenue                        1,371         806
    391               373               347          Banking fees and commissions                   1,115         984
    363               390               298          Investment services revenue                    1,108         881
    193               187               135          Credit card revenue                              542         311
    146               157               128          Processing-related revenue                       457         311
    128               141                93          Other                                            408         495
----------------------------------------------------------------------------------------------------------------------
  1,692             1,751             1,232                  Total noninterest income               5,001       3,788
----------------------------------------------------------------------------------------------------------------------

  3,406             3,467             2,841  Total Revenue                                         10,112       8,568
----------------------------------------------------------------------------------------------------------------------

                                             Noninterest expense:
  1,053             1,126               937          Employee compensation and benefits             3,196       2,585
    143               143               133          Occupancy                                        425         392
    128               126               118          Equipment                                        384         352
     88                85                70          Intangible asset amortization                    259         200
    604               601               574          Other                                          1,768       1,630
----------------------------------------------------------------------------------------------------------------------
  2,016             2,081             1,832                  Total noninterest expense              6,032       5,159
----------------------------------------------------------------------------------------------------------------------

  1,390             1,386             1,009  Earnings before income taxes and provision             4,080       3,409
    228               241               180  Provision for credit losses                              688         590
    451               445               323  Income taxes and tax-equivalent adjustment             1,320       1,117
----------------------------------------------------------------------------------------------------------------------
 $  711            $  700            $  506  Net income                                           $ 2,072     $ 1,702
======================================================================================================================


 $  .74             $  .72          $  .52  Diluted earnings per share                           $  2.15     $  1.76
    .76                .74             .54  Basic earnings per share                                2.20        1.81

                           FLEET BOSTON CORPORATION
                  SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                             ($ in millions)
                               (Unaudited)



                                      September 30       June 30,       September 30,
                                          1999             1999             1998
                                          ----             ----             ----

ASSETS:
Cash and equivalents                   $ 11,333         $ 15,755         $ 10,915
Securities                               24,708           24,284           22,750
Trading assets                            6,050            5,172            3,814
Loans and leases                        119,772          116,995          113,880
Reserve for credit losses                (2,515)          (2,515)          (2,292)
Due from brokers/dealers                  2,856            2,444            3,248
Mortgages held for resale                 1,052            1,381            2,710
Other assets                             22,039           20,957           18,287
------------------------------------------------------------------------------------
Total assets                           $185,295         $184,473         $173,312
====================================================================================


LIABILITIES:
Deposits                               $113,184         $115,380         $112,375
Short-term borrowings                    17,289           19,555           22,647
Due to brokers/dealers                    3,884            3,775            4,307
Long-term debt                           25,240           22,033           12,802
Trading liabilities                       3,358            2,624            1,890
Other liabilities                         6,883            6,313            5,422
------------------------------------------------------------------------------------
Total liabilities                       169,838          169,680          159,443
------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY:
Preferred stock                             691              691              691
Common stock                             14,766           14,102           13,178
------------------------------------------------------------------------------------
Total stockholders' equity               15,457           14,793           13,869
------------------------------------------------------------------------------------
Total liabilities and stockholders'
 equity                                $185,295         $184,473         $173,312
====================================================================================

                               FLEET BOSTON CORPORATION
                      SUPPLEMENTAL CONSOLIDATED AVERAGE BALANCE SHEETS
                                  ($ in millions)
                                    (Unaudited)


                                                        NINE MONTHS ENDED
                                                        -----------------

                                       September 30, 1999           September 30, 1998
                                       ------------------           ------------------

                                        Average                       Average
                                        Balance       Rate            Balance      Rate
                                        -------       ----            -------      ----

ASSETS:
Securities                           $   24,454       6.51 %     $    21,488       6.82 %
Loans and leases                        116,873       8.77           109,905       8.97
Mortgages held for resale                 2,790       7.05             2,466       7.16
Due from brokers/dealers                  3,289       4.45             3,869       4.94
Other earning assets                     12,502       6.37             7,363       8.38
-------------------------------------------------------------------------------------------
   Total interest-earning assets        159,908       8.12 %         145,091       8.48 %
-------------------------------------------------------------------------------------------
Reserve for credit losses                (2,488)         -            (2,238)         -
Other assets                             29,708          -            25,106          -
-------------------------------------------------------------------------------------------
Total assets                          $ 187,128          -       $   167,959          -
===========================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
   Savings - Domestic                 $  47,257       2.19 %     $    43,685       2.48 %
   Time - Domestic                       27,424       4.95            28,061       5.41
   International                         16,295       6.80            15,787       6.96
-------------------------------------------------------------------------------------------
     Total interest-bearing deposits     90,976       3.85            87,533       4.23
-------------------------------------------------------------------------------------------
Short-term borrowings                    23,037       5.14            21,598       5.94
Due to brokers/dealers                    4,080       4.50             4,693       4.81
Long-term debt                           21,311       6.06            10,111       7.13
-------------------------------------------------------------------------------------------
   Total interest-bearing liabilities $ 139,404       4.42 %     $   123,935       4.79 %
===========================================================================================

   Net interest spread                        -       3.70 %               -       3.69 %
===========================================================================================

Demand deposits and other noninterest-
  bearing time deposits               $  24,008          -       $    24,101          -
Other liabilities                         9,095          -             6,357          -
-------------------------------------------------------------------------------------------
Total liabilities                       172,507          -           154,393          -
-------------------------------------------------------------------------------------------
Stockholders' equity                     14,621          -            13,566          -
-------------------------------------------------------------------------------------------
Total liabilities and stockholders'
  equity                              $ 187,128          -       $   167,959          -
===========================================================================================

Net interest margin                                   4.27 %                       4.40 %
===========================================================================================

                            FLEET BOSTON CORPORATION
                  SUPPLEMENTAL CONSOLIDATED AVERAGE BALANCE SHEETS
                                 ($ in millions)
                                   (Unaudited)





                                                        NINE MONTHS ENDED
                                                        -----------------

                                       September 30, 1999           September 30, 1998
                                       ------------------           ------------------


                                        Average                      Average
                                        Balance     Rate              Balance      Rate
                                        -------     ----              -------      ----

ASSETS:
Securities                           $   24,454       6.51 %     $    21,488       6.82 %
Loans and leases                        116,873       8.77           109,905       8.97
Mortgages held for resale                 2,790       7.05             2,466       7.16
Due from brokers/dealers                  3,289       4.45             3,869       4.94
Other earning assets                     12,502       6.37             7,363       8.38
-----------------------------------------------------------------------------------------
   Total interest-earning assets        159,908       8.12 %         145,091       8.48 %
-----------------------------------------------------------------------------------------
Reserve for credit losses                (2,488)         -            (2,238)         -
Other assets                             29,708          -            25,106          -
-----------------------------------------------------------------------------------------
Total assets                         $  187,128          -       $   167,959          -
=========================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
   Savings - Domestic                $   47,257       2.19 %     $    43,685       2.48 %
   Time - Domestic                       27,424       4.95            28,061       5.41
   International                         16,295       6.80            15,787       6.96
-----------------------------------------------------------------------------------------
    Total interest-bearing deposits      90,976       3.85            87,533       4.23
-----------------------------------------------------------------------------------------
Short-term borrowings                    23,037       5.14            21,598       5.94
Due to brokers/dealers                    4,080       4.50             4,693       4.81
Long-term debt                           21,311       6.06            10,111       7.13
-----------------------------------------------------------------------------------------
    Total interest-bearing
     liabilities                     $  139,404       4.42 %     $   123,935       4.79 %
=========================================================================================

   Net interest spread                        -       3.70 %               -       3.69 %
=========================================================================================

Demand deposits and other noninterest-
  bearing time deposits              $   24,008          -       $    24,101          -
Other liabilities                         9,095          -             6,357          -
-----------------------------------------------------------------------------------------
Total liabilities                       172,507          -           154,393          -
-----------------------------------------------------------------------------------------
Stockholders' equity                     14,621          -            13,566          -
-----------------------------------------------------------------------------------------
Total liabilities and stockholders'
  equity                             $  187,128          -       $   167,959          -
=========================================================================================

Net interest margin                                   4.27 %                       4.40 %
=========================================================================================